Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 15 to the Registration Statement on Form N-2 (the “Registration Statement”) of our report dated October 23, 2009, relating to the financial statements of Highland Floating Rate Fund, which are incorporated by reference in such Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in the Registration Statement.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
December 28, 2009